Exhibit 99.1

Fourth Quarter Fiscal 2021 Preliminary Results and Announcement of Earnings Date

Expects Best Fourth Quarter Operating Performance Since 2011

PORTLAND, Ore.--(BUSINESS WIRE)--September 30, 2021--Schnitzer Steel Industries, Inc. (NASDAQ: SCHN) today announced preliminary results for its fiscal 2021 fourth quarter ended August 31, 2021. The Company expects fourth quarter diluted earnings per share from continuing operations to be in the range of $1.40 - $1.48 and net income to be in the range of $43 million - $45 million. Adjusted earnings per share from continuing operations are expected to be in the range of $1.75 - $1.83, which excludes expected charges of $12 million or $0.31 per share related to legacy environmental matters (see Non-GAAP Financial Measures section for a reconciliation to GAAP).

Market conditions for recycled metals were strong with the Company’s average ferrous selling prices reaching their highest level since 2008 and nonferrous market selling prices trading at or near multi-year highs. Market selling prices for finished steel products also continued to increase on strong demand and reached their highest levels in more than a decade.

Ferrous and nonferrous sales volumes in the fourth quarter are expected to increase year over year by 9% and 3%, respectively, even though ferrous sales volumes were adversely impacted by the delayed arrival of one ship and nonferrous sales volumes were constrained by tight container availability. Due to the previously disclosed fire at the Company’s steel mill in May 2021, finished steel sales volumes for the quarter are expected to be down 53% year over year. The mill began ramping up production in mid-August after substantial completion of the replacement and repair of damaged property and equipment was completed ahead of schedule.

Despite the impact of the fire, the Company delivered its best fiscal fourth quarter operating performance since fiscal 2011. Adjusted EBITDA for the fourth quarter is expected to be in the range of $78 million - $81 million. The Company estimates the impact of the fire on its fourth quarter consolidated performance to be a detriment after recognition of initial insurance recoveries of $10 million.

The Company expects to generate strong operating cash flow of approximately $139 million for the fourth quarter, resulting in a $79 million sequential reduction in debt to $75 million, its lowest level since 2005. The effective tax rate for the fourth quarter of fiscal 2021 is expected to be an expense in the range of 13% - 15%, including discrete benefits recognized during the period.

The preliminary, unaudited information provided above is based on the Company’s current estimates of its financial results for the fourth quarter and fiscal year ended August 31, 2021 and remains subject to change based on management’s ongoing review of the Company’s fourth quarter financial results and the completion of the Company’s annual audit.

Earnings Call Date

The Company will report financial results for its fourth quarter and fiscal year 2021 ended August 31, 2021 on Thursday, October 21, 2021. The Company will host a webcast conference call to discuss the results at 11:30 a.m. Eastern Time on the same day. The webcast of the call and the accompanying slide presentation may be accessed at www.schnitzersteel.com/company/investors/event-calendar on Schnitzer’s website under Company > Investors > Event Calendar. The call will be hosted by Tamara Lundgren, Chairman and Chief Executive Officer, and Richard Peach, Executive Vice President, Chief Financial Officer and Chief Strategy Officer.

Replay Information

Toll Free Dial: (855) 859-2056
Toll Free International Dial: (404) 537-3406
Conference ID: 8667935
Replay Available: 10/21/2021 to 10/26/2021

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 50 stores which sell serviceable used auto parts from salvaged vehicles and receive approximately 5 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

Non-GAAP Financial Measures

This press release contains expected performance based on adjusted diluted earnings per share from continuing operations attributable to SSI shareholders and adjusted EBITDA which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for legacy environmental matters (net of recoveries), business development costs not related to ongoing operations, and the income tax benefit allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Reconciliation of adjusted diluted earnings per share from continuing operations attributable to SSI shareholders
($ per share)
	4Q21
	High	Low
As reported	$1.48	$1.40
Charges for legacy environmental matters, net, per share(1)	0.39	0.39
Business development costs, per share	0.05	0.05
Income tax benefit allocated to adjustments, per share(2)	(0.09)	(0.09)
Adjusted(3)	$1.83	$1.75
(1)	Legal and environmental charges, net of recoveries, for legacy environmental matters including those related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.
(2)

Income tax allocated to the aggregate adjustments reconciling reported and adjusted diluted earnings per share from continuing operations attributable to SSI shareholders is determined based on a tax provision calculated with and without the adjustments.

(3)	May not foot due to rounding.

Reconciliation of adjusted EBITDA
($ in millions)
	4Q21
	High	Low
Net income	$45	$43
Plus interest expense	1	1
Plus tax expense	7	6
Plus depreciation and amortization	15	15
Plus charges for legacy environmental matters, net(1)	12	12
Plus business development costs	1	1
Adjusted EBITDA	$81	$78
(1)	Legal and environmental charges, net of recoveries, for legacy environmental matters including those related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.

Forward Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding the impact of pandemics, epidemics or other public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic; the impact of equipment upgrades, equipment failures and facility damage on production, including timing of repairs and resumption of operations; the realization of insurance recoveries; the Company’s outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; completion of acquisitions and integration of acquired businesses; liquidity positions; our ability to generate cash from continuing operations; trends, cyclicality and changes in the markets we sell into; strategic direction or goals; targets; changes to manufacturing and production processes; deferred tax assets; planned capital expenditures; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; the potential impact of adopting new accounting pronouncements; the impact of labor shortages or increased labor costs; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Examples of these risks include: the impact of pandemics, epidemics or other public health emergencies, such as the COVID-19 pandemic; the impact of equipment upgrades, equipment failures and facility damage on production; difficulties associated with acquisitions and integration of acquired businesses; potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the cyclicality and impact of general economic conditions; changing conditions in global markets including the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs we purchase; significant decreases in scrap metal prices; imbalances in supply and demand conditions in the global steel industry; reliance on third party shipping companies, including with respect to freight rates and the availability of transportation; inability to obtain or renew business licenses and permits; the impact of goodwill impairment charges; the impact of long-lived asset and equity investment impairment charges; failure to realize or delays in realizing expected benefits from investments in processing and manufacturing technology improvements; inability to achieve or sustain the benefits from productivity, cost savings and restructuring initiatives; inability to renew facility leases; customer fulfillment of their contractual obligations; increases in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under the agreement governing our bank credit facilities; the impact of consolidation in the steel industry; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; environmental compliance costs and potential environmental liabilities; compliance with climate change and greenhouse gas emission laws and regulations; the impact of labor shortages or increased labor costs; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Contacts

Investor Relations:
Michael Bennett
(503) 323-2811
mcbennett@schn.com

Company Info:
www.schnitzersteel.com
ir@schn.com